UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2009
AMERICAN LITHIUM MINERALS INC.
(Exact name of registrant as specified in its charter)
Nevada	333-132648	71-1049972
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1914 Cordova Road, Suite 116, Fort Lauderdale, FL		33316
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(954) 828.9143
n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Item 2.01	Entry into a Material Definitive Agreement Completion of Acquisition of Assets

As previously announced on our Current Report on Form 8-K filed on May 6, 2009, we entered into a letter of intent GeoXplor Corp., a private Nevada company, whereby we negotiated an option to acquire a 100% interest in 100 unpatented mining claims located in Esmeralda County, Nevada, as more particularly described in Exhibit "A" to the attached purchase agreement (the “Property”).  The Property is located approximately 25 miles east of the Nevada-California border, 35 miles southwest of Tonopah, Nevada.

On June 12, 2009, we entered into a definitive property purchase agreement with GeoXplor Corp. for the acquisition of the Property.  The closing of the transaction occurred on June 15, 2009.

We have acquired an option entitling us to acquire certain legal and beneficial interests in and to the Property, and to participate in the further exploration and, if deemed warranted, the development of the Property.

In order for us to earn and acquire the 100% interest in the Property, we are required to:

(i)

make the following payments to GeoXplor Corp.:

(1)

an initial payment of $5,000 upon the execution of the letter of intent, which has been paid by us;

(2)

a further $56,000 on the execution of a definitive purchase agreement (the “Effective Date”), which has been paid by us;

(3)

a further $17,500.00 upon presentation of a receipt for payment of the filing and claim maintenance fees to the Nevada State Office of the Bureau of Land Management for the filing of 35 “AF” placer claims;

(4)

a further $35,000 on or before the first anniversary of the Effective Date;

(5)

a further $50,000 on or before the second anniversary of the Effective Date;

(6)

a further $100,000 on or before the third anniversary of the Effective Date;

(7)

a further $100,000 on or before the fourth anniversary of the Effective Date;

(ii)

incurring the following expenditures on the Property:

(1)

$100,000 on or before the first anniversary of the Effective Date;

(2)

an additional $200,000 on or before the second anniversary of the Effective Date;

(3)

an additional $500,000on or before the third anniversary of the Effective Date; and

(4)

an additional $1,200,000 on or before the fourth anniversary of the Effective Date;

(iii)

issuing the following shares of our common stock to GeoXplor Corp.:

(1)

250,000 shares of our common stock on the Effective Date, which are currently being issued by us;

(2)

a further 250,000 shares of our common stock on or before the first anniversary of the Effective Date; and

(3)

a further 250,000 shares of our common stock on or before the second anniversary of the Effective Date.

The acquisition of the Property is subject to a 3% royalty in respect of the sale or disposition of lithium carbonate or other lithium compounds.  We have the option to acquire up to 2% of the royalty, in whole percentage points, for $1,000,000 for each 1%.

In the event that our company, one of our assignees or one of our joint venture partners: (i) delivers to our board of directors or applicable other management a feasibility study recommending mining of lithium carbonate or other lithium compound from the Property and such board authorizes implementation of a mining plan, or (ii) sells, options, assigns, disposes or otherwise alienates all or a portion of its interest in the Property, we shall pay GeoXplor Corp. an additional bonus of $500,000 in cash or shares of our company.  The election to obtain cash or shares of our company shall be at the sole election of GeoXplor Corp.

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this current report which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, making the required payments to GeoXplor Corp. or making the required expenditures in regards to the Property for the completion of the acquisition of the interests in the Property, and the anticipated expenses and capital costs associated with the exploration of the Property.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with mineral exploration. We are not in control of metals prices and these could vary to make exploration and development uneconomic and inhibit any required financing activities. These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Item 9.01

Financial Statements and Exhibits

10.01

Purchase agreement between our company and GeoXplor Corp., dated, June 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LITHIUM MINERALS INC.

   /s/ Mathew Markin

Matthew Markin

President

Date June 18, 2009